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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No's 333-80341, 333-20883, 333-56883 and 333-79577) of our report dated January 28, 2000, included in the Annual Report (Form 10-K/A) of Pharmacopeia, Inc. for the year ended December 31, 1999, except for Note 9, for which the date is March 8, 2000.

Our audits also included the financial statement schedule of Pharmacopeia, Inc. listed in Item 14(a). This schedule is the responsibility of Pharmacopeia, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                     ERNST&YOUNG LLP

San Diego, California
April 4, 2000